Incorporated under the laws of Florida

Certificate Number                                      Total Restricted Shares
------------------                                      -----------------------
|                |                                      |                     |
|                |             Intercallnet, Inc        |                     |
------------------                                      -----------------------
                 1,500,000 Series A Convertible Preferred Stock
                       $.0001 Par Value  Non-Assessable

This certifies that:


Is the Registered Owner of:


Fully Paid and Non-Assessable Shares of the Series A Convertible Preferred Stock of Intercallnet, Inc. Transferable on the books of the Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This
  Certificate and the shares represented hereby are subject to the laws of the
                          State of Florida, and to the
  Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer
     Agent. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


                                                     Countersigned
                                                     By:

                                                     Transfer Online, Inc.
                                                     227 SW Pine St. Suite 300
                                                     Portland, OR 97204


Dated:




         Secretary                                    President